                                                                   EXHIBIT 10.13

Prepared By: Lessee:                                   Lessee:

         University of Tennessee                       Tristar Enterprises, Inc.
         Office of Real Estate Management              3 N. Dunlap Street
         The Middlebrook Building                      Memphis, TN 38 I63
         5723 Middlebrook Pike
         Knoxville, TN 37096

                                    L E A S E

         THIS LEASE, made and entered into this 7th day and effective as of March, 2001, and effective as of October 1, 2000, by and between THE UNIVERSITY OF TENNESSEE, hereinafter called the Lessor, and TRISTAR ENTERPRISES, INC., hereinafter called the Lessee.

                                   WITNESSETH:

         The parties hereto, for the considerations hereinafter mentioned, covenant and agree as follows:

         1. DESCRIPTION: The Lessor hereby leases unto I, Lessee those premises with the appurtenances thereto situated in the State of Tennessee, County of Shelby, City of Memphis, in the Van Vleet Building at 3 N. Dunlap Street. The premises above are more particularly described as follows:

         Approximately 2,050 rentable square feet of Office Space located on the second floor and identified on attached Addendum Number One as C202, C206, C207, C208, C212, C216, C219, C223, C224, C226 and C228. Approximately 4,818 rentable square feet of Laboratory Space located on the third floor and identified on attached Addendum Number Two as N321, N324. N324A, N325, N326, N326A, N328, N328A, N329, N330, N333, N333A, N334, N334A, N334B. Plans for the building are located in the Office of facilities at The University of Tennessee Health Science Center in Memphis, Tennessee and are incorporated by reference as if fully set out herein.

Being part of the same property described in the last recorded instrument conveyed to Lessor in Plat Book No. I, Page 69. recorded in the Register's Office, Shelby County, Tennessee. (Reference Instrument No. 6005-287 -no other recorded deeds were located).

         2. TERM: The term of this lease shall commence on October 1, 2000, and shall end on September 30, 2005, with such rights of termination and/or extension as may be hereinafter expressly set forth. Should the Lessee occupy the premises beyond the term of this lease such occupancy shall in no event be year-to-year but at the will of the Lessor.

         3. RENT: The Lessee shall pay annual rent of $94,820 ($11.00 per rentable square foot of Office Space and $15.00 per rentable square foot of Laboratory space), payable in installments of $7,901.67 per month. The rental cost may subsequently be adjusted each July 1 and shall be based on the percentage difference between the two most recent annual State and Local Index values listed in Table 3.8B Real Government consumption Expenditures by Type and Real Gross Investment by Type (formerly entitled Government Purchases by Type in Constant Dollars) contained in the applicable July issue of the Department of Commerce's Survey of Current Business. For example, if this adjustment factor had been put into effect prior to July 1, 1996, a 2.3% increase in the prior rate would be permissible for the period of July 1, 1996 - June 30, 1997 (the July 1996 issue of the Department of Commerce's Survey of Current Business lists the 1995 State and Local Index value as 788.6 and the 1994 value as 770.5 (788.6/770.5 = 1.023)).

         4. PURPOSE: The premises hereby leased shall only be used for education, research, or public service activities. Lessee shall not permit or suffer any act or event to occur upon the premises which is extra hazardous on the account of tire or explosion.
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Tristar Enterprises, Inc.
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         Further Lessee covenants to comply with all City laws and ordinances and State and federal laws in regard to nuisances, insofar as the premises are concerned and to make no unlawful or offensive use of the premises.

         5. ASSIGNMENT AND SUBLETTING: The Lessee shall neither assign this Lease nor sublet the premises in whole or part without the written consent of the Lessor. Further, the Lessee shall not permit the use or occupation of said premises by anyone other than Lessee without the written consent of the Lessor.

         6. REPAIR/MAINTENANCE: The Lessee accepts the premises in its present physical condition. During the lease term, the Lessor shall maintain the leased premises and appurtenances which he provides in good repair and tenantable condition, including, but not limited to, the maintenance and repair of the elevators, plumbing, heating, electrical, air conditioning and ventilating equipment and fixtures to the end that all such facilities are kept in good operative condition except in case of damage arising solely from a willful or negligent act of' the Lessee's agent, invitee, or employee.

         The Lessee shall take good care of the premises hereby leased and the appurtenances thereof and neither commit nor permit any waste. At the end or other expiration of the term of this Lease, the Lessor shall deliver up said premises in as good order or condition as they were at the beginning of this Lease, ordinary wear and tear thereof and damage by earthquake the elements, acts of God, or fire over which the Lessee has no control excepted.

         7. ALTERATIONS: The Lessee shall not make any alterations, additions or improvements in the premises without first obtaining written consent from the Lessor. All alterations, additions or improvements made by the Lessee shall inure to the benefit of the property of the Lessor upon the termination and end of this lease unless hereinafter specified to the contrary or otherwise agreed to in writing and signed by both parties.

         8. UTILITIES: The costs associated with utilities and janitorial services will be included as part of the rent as set forth in paragraph 3.

         9. INSPECTION: 'The Lessor shall have the right, upon notice to the Lessee, to enter the leased premises at reasonable times in order to inspect, render services or make necessary repairs to the premises.

         10. FIRE AND CASUALTY: If the premises be destroyed by fire or other casualty, this Lease shall immediately terminate. In the case of partial destruction or damage so as to render the premises untenantable, either party may terminate the Lease by giving written notice to the other within fourteen(14) days thereafter.

         11. LIABILITY: Lessor shall not be liable for any property or valuables destroyed, damaged, lost, stolen, taken or missing from the Premises, the Lessee agreeing to sufficiently protect, secure, insure, and safeguard any and all property maintained or stored upon the Premises. Any property placed on or within the Premises is maintained strictly at Lessee's own risk. The Lessor agrees to provide fire and casualty insurance or self insurance in amounts sufficient to protect its own interest in the Building only.

         Lessee, its successors and assigns, shall indemnify and hold harmless Lessor and the State of Tennessee from any and all claims, costs or damages, and judgments of whatsoever nature, including without limitation costs and expenses incurred by Lessor or the State in the defense of any action, arising out of the activities of Lessee on the premises pursuant to this Lease and to assume all responsibility and liability therefore.

         The Lessee, its successors and approved assigns, agrees to maintain adequate public liability insurance and will provide satisfactory evidence of such insurance to the State. Further, the liability limits of this insurance must not be less than the exposure and limits of' the State's liability under the Claims Commission Statute, T.C.A. Section 9-8-307, as it may be from time to time amended and/or construed by the claims commission and courts. This statute currently limits liability of the State to $300,000 per claimant, $1,000,000 per occurrence. The insurance policy shall include a provision for the insurance company to notify the State in writing of any cancellation or changes of the policy at least 30 days in advance of the cancellation or change.
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Tristar Enterprises, Inc.
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         12.      TERMINATION/EXTENSION: Notwithstanding any other provision to the contrary in the event that the Lessee becomes insolvent or bankruptcy proceedings are filed against or by the Lessee, his heirs or assigns in any court whatsoever, it shall give the rights to Lessor or its assigns, at their option, to immediately declare this contract null and void and at once resume possession of the property. No receiver, trustee or other judicial officer shall have any right, title or interest in or to the above described property by virtue of' this contract.

         Further, if the Lessee shall fail or neglect to make any payment of rent when due, vacate the premises without notice to the Lessor or shall violate any of' the provisions of this Lease, the Lessor, without any other demand or notice, may at Lessor's option, immediately terminate this Lease and if necessary require the Lessee to vacate the leased premises.

         In lieu of any termination right mentioned herein or in conjunction therewith, Lessor may pursue any other lawful right or remedy incident to the relationship created by this Lease. Should the Lessor at any time seek to rightfully recover possession of the premises and be obstructed or resisted therein, and any litigation thereon ensue, the Lessee shall be bound to pay the Lessor reasonable attorney's fees and all court costs.

         It is agreed that either party shall have the right and privilege to terminate the agreement by giving a written notice to the other party at least 90 days prior to the specified termination date.

         This lease may be extended by both parties agreeing to the terms and conditions of such extension in writing and signed by all parties subject to the approval of the State Building Commission.

         13. NOTICES: All notices herein provided to be given, or which may be given, by either delivered in person or by certified mail as follows:

         TO THE LESSOR:                          TO THE LESSEE:

         OFFICE OF REAL ESTATE MANAGEMENT        TRISTAR ENTERPRISES, INC.
         THE UNIVERSITY OF TENNESSEE             3 N. DUNLAP STREET
         432 COMMUNICATIONS BUILDING             MEMPHIS, TN 38163
         KNOXVILLE, TN 37996-0342

         14. SPECIAL PROVISIONS: Prior to the execution of this lease the following special provisions, if any, were agreed upon:

         a. This agreement constitutes the entire agreement concerning the least of this property. Any previous written or oral agreements between the Lessee and the previous owners of the property are entirely superseded.

         b. Additional space in the amount of approximately 1, 014 rentable square feet on the first floor and 976 rentable square feet on the third floor will be required at a later date. This lease will be amended at that time to include this additional space at the then-current rental rate.

         c. This Lease may not be amended, modified or in any way changed except by written agreement signed by both parties.

         d. This Lease is not binding upon the Lessor until the fully executed document is delivered to the Lessee.

         15. CERTIFICATION: The Lessee hereby certifies that Lessee is neither now nor within the past six (6) months has been an official or employee of 'The University of' Tennessee or any other agency or institution of the State of Tennessee and that no official or employee of The University of-Tennessee or no official or employee of the University or one of those agencies has any personal interest in the leased premises.
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Tristar Enterprises, Inc.
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         IN WITNESS WHEREOF, this lease has been executed by the parties hereto on the day and year first above written.

LESSOR                                          LESSEE

THE UNIVERSITY OF TENNESSEE                     TRISTAR ENTERPRISES, INC.

BY: /s/ illegible                               BY: /s/ illegible
    __________________________________             ____________________________
    VICE PRESIDENT                              ITS: President & CEO

STATE OF TENNESSEE

BY: /s/ C. Warren Neel,
   -----------------------------------
    C. WARREN NEEL, PhD, Commissioner
    Finance and Administration

APPROVED:

BY: /s/ Paul G. Summers
   -----------------------------------
    Paul G. Summers
    Attorney General

BY: /s/ Don Sundquist
   -----------------------------------
    Don Sundquist
    Governor
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Tristar Enterprises, Inc.
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                          AUTHENTICATION FORM FOR LEASE

                                     BETWEEN

                             THE STATE OF TENNESSEE

                                       AND

                            TRISTAR ENTERPRISES, INC.

STATE OF TENNESSEE
COUNTY OF KNOX

Personally appeared before me, the undersigned Notary Public for Knox County, Emerson H. Fly, Vice-President of the University of Tennessee, with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence, and who, upon oath, acknowledged that he/she is the Vice-President of the University of Tennessee and that he/she as Vice-President, being authorized so to do, executed the foregoing instrument for the purpose therein contained by signing the name of the State by himself as Vice-President.

                  Witness my hand and seal at office, this 25th day of July, 2001.

                                           /s/ Sophie Diane Martin Hopkins
                                    --------------------------------------------
                                                    Notary Public

                                           My Commission Expires:

                                                        6-26-02

STATE OF TENNESSEE
COUNTY OF DAVIDSON

Personally appeared before me, the undersigned, Notary Public for Davidson County, C. Warren Neel, PhD, with whom I am personally acquainted and who, upon oath, acknowledged that he is the Commissioner of Finance and Administration and that he as Commissioner, being authorized so to do, executed the foregoing instrument for the purpose therein contained by signing the name of the State of Tennessee, by himself as Commissioner.

                  Witness my hand and seal at office, this 27th day of August, 2001.

                                                        /s/ Margaret Tolleson
                                             -----------------------------------
                                                        Notary Public

                                           My Commission Expires:

                                                        Nov. 29, 2003

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                          AUTHENTICATION FORM FOR LEASE
                               MADE BY AND BETWEEN

                            TRISTAR ENTERPRISES, INC.

                           AND THE STATE OF TENNESSEE

                                 DATED_________

STATE OF TENNESSEE

COUNTY OF SHELBY

Before me ______________________________, a Notary Public in and for said County and State aforesaid, personally appeared _______________________________, with whom I am personally acquainted, and who, upon oath, acknowledged himself/herself to be the ___________________________ of
___________________________, the within named Lessor, a corporation, and that he/she as such __________________________, being authorized so to do, executed the foregoing lease for the purposes therein contained, by signing the name of the Corporation by himself/herself as __________________________________.

Witness my hand and seal, at the office in Memphis, TN, this 7th day of March, 2001.

                                                        Notary Public
                                                        ________________________

My Commission Expires:

         March 12, 2002